Exhibit 4.3

CHECK-CAP LTD.

NUMBER	_____ UNITS
U- ___________

INCORPORATED UNDER THE LAWS OF ISRAEL
CUSIP ___________

UNITS CONSISTING OF ONE (1) ORDINARY SHARE AND ONE-HALF OF ONE SERIES A WARRANT TO PURCHASE
ONE (1) ORDINARY SHARE
*Specimen*

THIS CERTIFIES THAT
is the registered owner of	units.

Each unit (“Unit”) consists of one (1) ordinary share, par value NIS0.20 (“Ordinary Shares”), of Check-Cap Ltd., an Israeli company (the “Company”), and one-half of a series A warrant to purchase one (1) Ordinary Share (“Series A Warrant”).  Each whole Series A Warrant entitles the holder to purchase one (1) Ordinary Share at an exercise price of $         (subject to adjustment). Each whole Series A Warrant will become exercisable 45 days after the date of effectiveness of the Company’s registration statement on Form F-1 (No. 333-201250) (the “Registration Statement”), filed with the Securities and Exchange Commission, and will expire on          , 2020.

The Ordinary Shares and Series A Warrants comprising the Units represented by this certificate are not transferable separately prior to the date which is 45 days after the date of effectiveness of the Registration Statement unless Chardan Capital Markets LLC, as representative of the underwriters, determines that an earlier separation date is acceptable, in which case the Company will publicly announce the date for separate trading to begin. .

The terms of the Series A Warrants are governed by a Warrant Agreement, dated as of    , 2015, by and between the Company and American Stock Transfer & Trust Company LLC, as Warrant Agent, and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this certificate consents by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent located at 6201 15th Avenue, Brooklyn, NY 11219, and are available to any Series A Warrant holder upon written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. This Unit shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Dated:

COUNTERSIGNED AND REGISTERED:
    AMERICAN STOCK TRANSFER & TRUST COMPANY LLC
          Transfer Agent and Registrar
By:
________________________________
Name:
Title:

By

	Chief Executive Officer	Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT………………Custodian……….…………..
TEN ENT	- as tenants by the entireties	(Cust) (Minor)
JT TEN	survivorship and not as tenants in common	Act........................................................ (state)

Additional abbreviations may also be used though not in the above list

For value received, _____________________________________________________________________________hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________ Ordinary Shares

represented by the within Certificate, and does hereby irrevocably constitute and appoint

__________________________________________________________________________________________________________________________________, Attorney to transfer the said Shares on the books of the within named Company with full power of substitution in the premises.

Dated  ___________________________________

X _________________________________________________________________________________________________________________________________
    THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND IN ALL RESPECT WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockholders, Savings and Loan Associations and Credit Unions).

Signature(s) Guaranteed:

____________________________________________